UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported):  September 3, 2009 (September 2, 2009)

REGENCY ENERGY PARTNERS LP
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51757 (Commission file number)	16-1731691 (I.R.S. Employer Identification No.)

2001 Bryan Street, Suite 3700
 Dallas, Texas 75201
 (Address of principal executive offices, including Zip Code)

(214) 750-1771
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

 Private Placement.  On September 2, 2009, Regency Energy Partners LP (the “Partnership”)  sold 4,371,586 newly-created Series A Cumulative Convertible Preferred Units of limited partner interest (the “Series A Preferred Units”) in a private placement to the purchasers (the “Purchasers”) for cash consideration of $18.30 per Series A Preferred Unit (the “Issue Price”), representing total gross proceeds of approximately $80.0 million, pursuant to a Series A Cumulative Convertible Preferred Unit Purchase Agreement of the same date (the “Purchase Agreement”).

On September 1, 2009, the reported closing sales price per unit for the Partnership’s common units (the “Common Units”) on the NASDAQ Global Select Market was $15.58. Net proceeds to the Partnership, after deduction of the fees and expenses related to the private placement, are expected to be approximately $76.5 million.

The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for private placements by public companies.

Neither the Series A Preferred Units subject to the Purchase Agreement nor the Common Units into which they are convertible have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent a registration statement or exemption from registration.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as an exhibit to this report and incorporated herein by reference.

RIGS Transaction.  On September 2, 2009, Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Regency Haynesville”), and EFS Haynesville, LLC, a Delaware limited liability company (“EFS Haynesville”), entered into an Assignment and Assumption Agreement pursuant to which Regency Haynesville purchased 52,650 units representing general partner interests (the “RIGS GP Units”) in RIGS Haynesville Partnership Co., a Delaware general partnership (the “RIGS Partnership”).  EFS Haynesville is a subsidiary of General Electric Capital Corporation and an affiliate of the Partnership. The RIGS Partnership is a joint venture entity that owns the Regency Intrastate Gas System. Regency Haynesville paid an aggregate purchase price of $63,000,000 to EFS Haynesville in exchange for the RIGS GP Units.

The foregoing description of the Assignment and Assumption Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Assignment and Assumption Agreement, which is filed as an exhibit to this report and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
The text in Item 1.01 of this Current Report on Form 8-K regarding the private placement by the Partnership of 4,371,586 Series A Preferred Units to the Purchasers is incorporated into this item by reference.

The Partnership has conducted the private offering of the Series A Preferred Units in accordance with the Purchase Agreement and pursuant to the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section. Each Purchaser has represented in the Purchase Agreement that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that such Purchaser is acquiring the Series A Preferred Units as principal for its own account for investment purposes and not with a view to or for distributing or reselling such Series A Preferred Units or any part thereof. In addition, each Purchaser agreed that it would not sell or otherwise dispose of all or any part of its Series A Preferred Units except pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

Item 3.03    Material Modification to Rights of Securities Holders.

As described in Items 1.01 and 5.03 of this Current Report on Form 8-K, on September 2, 2009, the Partnership issued Series A Preferred Units, which units affect the rights of holders of Common Units, such as the rights to distributions and rights upon liquidation of the Partnership.  The general effect of the issuance of the Series A Preferred Units upon the rights of the holders of Common Units is more fully described in Items 1.01 and 5.03 of this Current Report on Form 8-K, incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 2, 2009, the Partnership amended its Amended and Restated Agreement of Limited Partnership, dated February 3, 2006 (as amended, the “Partnership Agreement”) pursuant to an Amendment No. 7 to Amended and Restated Agreement of Limited Partnership (the “Amendment”).  The Partnership amended the Partnership Agreement in connection with the issuance of the Series A Preferred Units to set forth the terms of the Series A Preferred Units.

Under the terms of the Amendment, the Series A Preferred Units will receive distributions at a rate of $0.445 per Series A Preferred Unit, paid quarterly on the same date as the distribution payment date for the Common Units. The record date for the determination of holders entitled to receive distributions of the Series A Preferred Units will be the same as the record date for determination of Common Unit holders entitled to receive quarterly distributions. Distributions on the Series A Preferred Units will be accrued for the first two quarters and will result in an increase in the number of Common Units issuable upon conversion of the Common Units.  If on any distribution payment date occurring with respect to a quarter ending after December 31, 2009, the Partnership (x) fails to pay distributions on the Series A Preferred Units, (y) reduces the distributions on the Common Units to zero ($0.00) and (z) is prohibited by its material financing agreements from paying cash distributions, then until the distributions that were to be paid on the Series A Preferred Units on such distribution date are paid in cash, such distributions shall automatically accrue and accumulate.  If the Partnership has failed to pay cash distributions in full for two quarters (whether or not consecutive) from and including the quarter ending on March 31, 2010, then if the Partnership fails to pay cash distributions on the Series A Preferred Units, all future distributions on the Series A Preferred Units that are accrued rather than being paid in cash by the Partnership will consist of the following: (i) $0.35375 per Series A Preferred Unit per quarter, (ii) $0.09125 per Series A Preferred Unit per quarter (the “Common Unit Distribution Amount”), payable solely in Common Units, and (iii) $0.09125 per Series A Preferred Unit per quarter (the “PIK Distribution Additional Amount”), payable solely in Common Units.  The total number of Common Units payable in connection with the Common Unit Additional Amount or the PIK Distribution Additional Amount cannot exceed 1,600,000 in any period of twenty consecutive fiscal quarters.

The Amendment also provides that upon the Partnership’s breach of certain covenants (a “Covenant Default”) contained in the Partnership’s Indenture, dated as of May 20, 2009, among the Partnership, Regency Energy Finance Corp., the Guarantors (as defined therein) and Wells Fargo Bank, National Association (the “Indenture”) for as long as the Series A Preferred Units are outstanding (or until the Partnership receives an investment grade rating from either Moody’s or S&P on its 9 3/8% Senior Notes due 2016), the holders of the Series A Preferred Units will be entitled to an increase of $0.1825 per quarterly distribution, payable solely in Common Units (the “Covenant Default Additional Amount”).

All accumulated and unpaid distributions will accrue interest (i) at a rate of 2.432% per quarter, or (ii) if the Partnership has failed to pay all PIK Distribution Additional Amounts or Covenant Default Additional Amounts or any Covenant Default has occurred and is continuing, at a rate of 3.429% per quarter while such failure to pay or such Covenant Default continues.

The amendment restricts the Partnership’s ability to issue any senior or parity securities (as defined in the Amendment), except that the Partnership may issue parity securities up to an amount equal to 10% (at face value) of the lowest market capitalization of the Common Units as measured over the trailing 30-day period prior to issuance.  Additionally, for so long as the Series A Preferred Units remain outstanding, the holders of the Series A Preferred Units will have a preemptive right to purchase any parity or junior securities (as defined in the Amendment) (other than Common Units) issued by the Partnership to the extent necessary to maintain their proportionate beneficial ownership of Common Units (on an as-converted basis) immediately before such issuance.

The Series A Preferred Units are convertible, at the holder’s option, into Common Units commencing on March 2, 2010, provided that the holder must request conversion of at least 375,000 Series A Preferred Units. The conversion price will initially be $18.30, subject to adjustment (a) for customary events such as stock splits, reverse stock splits, stock distributions and spin-offs and (b) until December 31, 2011, based on a weighted average formula in the event the Partnership issues any Common Units (or securities convertible or exercisable into Common Units) at a per Common Unit indicative price below $16.47 per Common Unit (subject to typical exceptions). The number of Common Units issuable is equal to the Issue Price of the Series A Preferred Units being converted plus all accrued but unpaid distributions and accrued but unpaid interest thereon (the “Series A Face Amount”), divided by the applicable conversion price.

Commencing on September 2, 2014, if at any time the volume-weighted average trading price of the Common Units over the trailing 20-trading day period (the “VWAP Price”) is less than the then-applicable conversion price, then each of the holders of Series A Preferred Units may request conversion of its Series A Preferred Units into the number of Common Units based on the following formula: the quotient of (A) the Series A Face Amount on the date that the holder’s conversion notice is delivered, divided by (B) the product of (x) the VWAP Price set forth in the applicable conversion notice and (y) ninety-one percent (91.0%) (which product may not be less than $10.00).

Also commencing on September 2, 2014, the Partnership will have the right at any time to convert all or part of the Series A Preferred Units into Common Units, provided that (i) the daily volume-weighted average trading price of the Common Units on the national exchange on which the Common Units are listed or admitted to trading must be greater than one hundred fifty percent (150%) of the then-applicable conversion price for twenty (20) out of the trailing thirty (30) trading days, and (ii) the average daily trading volume of Common Units on such national exchange must have exceeded 250,000 Common Units for the trailing thirty (30) trading days and the value of the public float (excluding Common Units held by the general partner of the Partnership and certain other affiliates, as such term is interpreted under the Securities Act, of the Partnership) must be greater than $1,500,000,000 in twenty (20) out of the last thirty (30) trading days.  The holders of the Series A Preferred Units are entitled to a “make-whole” distribution and allocation equal to 60% of the tax cost of the rate differential between ordinary income and long term capital gains with respect to any gross income allocation resulting from the conversion of the Series A Preferred Units, “grossed up” for the additional tax due with respect to such “make-whole” allocation.

The Series A Preferred Units are mandatorily redeemable on September 2, 2029 for an amount equal to the Issue Price of the Series A Preferred Units being converted plus all accrued but unpaid distributions thereon (the “Series A Liquidation Value”).

In the event of a change of control (as defined in the Amendment), the Partnership will be required to make an offer to the holders of the Series A Preferred Units to purchase their Series A Preferred Units for an amount equal to 101% of their Series A Liquidation Value.  In addition, in the event of recapitalization, reorganization, consolidation, merger, spin-off or other business combination involving the Partnership in which the holders of Common Units receive cash consideration exclusively in exchange for their Common Units (a “Cash Event”), the Partnership must use commercially reasonable efforts to ensure that the holders of the Series A Preferred Units will be entitled to receive a security issued by the surviving entity in the Cash Event with comparable powers, preferences and rights to the Series A Preferred Units.  If the Partnership is unable to ensure that the holders of the Series A Preferred Units will be entitled to receive such a security, then the Partnership will be required to make an offer to the holders of the Series A Preferred Units to purchase their Series A Preferred Units for an amount equal to 120% of their Series A Liquidation Value. If the Partnership enters into any recapitalization, reorganization, consolidation, merger, spin-off that is not a Cash Event, the Partnership will make appropriate provisions to ensure that the holders of the Series A Preferred Units receive a security with comparable powers, preferences and rights to the Series A Preferred Units upon consummation of such transaction.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is filed as an exhibit to this report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

                On September 2, 2009, the Partnership issued a news release announcing the entering into of the Purchase Agreement with the Purchasers.  A copy of the press release is attached as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Partnership with the SEC under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

Exhibit 3.1	Amendment No. 7 to Amended and Restated Agreement of Limited Partnership.

Exhibit 10.1	Series A Cumulative Convertible Preferred Unit Purchase Agreement, dated September 2, 2009, by and among Regency Energy Partners LP and the purchasers named therein.

Exhibit 10.2	Assignment and Assumption Agreement, dated September 2, 2009, by and between EFS Haynesville, LLC and Regency Haynesville Intrastate Gas LLC.

Exhibit 99.1	Regency Energy Partners LP press release dated September 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Stephen L. Arata
Stephen L. Arata
Executive Vice President and Chief Financial Officer

September 2, 2009

EXHIBIT INDEX
Exhibit
Number	Description

Exhibit 3.1	Amendment No. 7 to Amended and Restated Agreement of Limited Partnership.

Exhibit 10.1	Series A Cumulative Convertible Preferred Unit Purchase Agreement, dated September 2, 2009, by and among Regency Energy Partners LP and the purchasers named therein.

Exhibit 10.2	Assignment and Assumption Agreement, dated September 2, 2009, by and between EFS Haynesville, LLC and Regency Haynesville Intrastate Gas LLC.

Exhibit 99.1	Regency Energy Partners LP press release dated September 2, 2009.